Exhibit 99.1
Twilio Announces First Quarter 2022 Results

•First Quarter Revenue of $875.4 million, up 48% Year-Over-Year
•First Quarter Revenue Dollar-Based Net Expansion Rate of 127%
SAN FRANCISCO--(BUSINESS WIRE)--May 4, 2022--Twilio (NYSE: TWLO) (LTSE: TWLO), the customer engagement platform that drives real-time, personalized experiences for today’s leading brands, today reported financial results for its first quarter ended March 31, 2022.
“We carried our momentum into 2022 and delivered another strong quarter to start the year, with first quarter revenue coming in at $875 million, representing 48% year-over-year growth," said Jeff Lawson, Twilio’s co-founder and CEO. “We continue to improve and scale the fundamentals of our customer engagement platform, and our continued growth at scale further demonstrates the breadth of use cases as businesses everywhere are reimagining the way they work, think, do business and engage with their customers."
First Quarter 2022 Financial Highlights
•Revenue of $875.4 million for the first quarter of 2022, up 48% year-over-year, including $32.2 million from Zipwhip. Organic revenue1 grew 35% year-over-year.

•GAAP loss from operations of $217.8 million for the first quarter of 2022, compared with GAAP loss from operations of $197.3 million for the first quarter of 2021.

•Non-GAAP income from operations of $5.0 million for the first quarter of 2022 compared with non-GAAP income from operations of $17.3 million for the first quarter of 2021.

•GAAP net loss per share attributable to common stockholders, basic and diluted, of $1.23 based on 180.9 million weighted average shares outstanding in the first quarter of 2022, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $1.24 based on 167.2 million weighted average shares outstanding in the first quarter of 2021.

•Non-GAAP net income per share attributable to common stockholders, diluted, of $0.00 based on 184.5 million non-GAAP weighted average shares outstanding in the first quarter of 2022, compared with non-GAAP net income per share attributable to common stockholders, diluted, of $0.05 based on 180.6 million non-GAAP weighted average shares outstanding in the first quarter of 2021.

Key Metrics
•268,000 Active Customer Accounts as of March 31, 2022, compared to 235,000 Active Customer Accounts as of March 31, 2021.

•Dollar-Based Net Expansion Rate was 127% for the first quarter of 2022, compared to 133% for the first quarter of 2021. Results from acquisitions closed after January 1, 2021, including Zipwhip, do not impact the calculation of this metric in either period.

•8,199 employees as of March 31, 2022.

Executive Leadership Update
The Company also announced that effective May 4, 2022, Elena Donio will become Twilio’s President of Revenue, assuming responsibilities for all go-to-market functions, and as a result, has resigned from her position on Twilio’s Board of Directors. Elena is a remarkable executive and leader, with a career spanning 25 years at multiple tech companies. Elena was previously CEO of Axiom, and prior to that spent the majority of her career at Concur in roles spanning product, go-to-market, general management, and finally, President of SAP Concur, where she oversaw growth and profitability for the entire business. As President of Revenue for Twilio, Elena will be responsible for scaling solution selling, driving leverage in sales, and supporting Twilio’s path to profitability. “I couldn’t be more excited to join Twilio to help accelerate our journey to become the leading customer engagement platform. Having built my career around enterprise sales, marketing leadership, and product innovation, and with a deep understanding of Twilio’s business, team and culture from my six years on Twilio’s Board of Directors, I’m ready to hit the ground running. The chance to work with Jeff, Khozema, our remarkable management team, and the entire Twilio organization to go and capture this market is incredibly invigorating. I can’t wait to get to work,” said Elena Donio, Twilio’s President of Revenue. After a number of discussions with Jeff Lawson, Marc Boroditsky, Twilio’s Chief Revenue Officer, decided to step down from his position, effective immediately, but will stay on for a short time in an advisory capacity to ensure a smooth transition.
1Organic revenue excludes revenue from Zipwhip and all other acquisitions closed after January 1, 2021, and revenue from 10DLC A2P and related fees imposed by major U.S. carriers on Twilio’s core messaging business.

Outlook
Twilio is initiating guidance for the second quarter ending June 30, 2022.

Q2 FY22 Guidance
Revenue (millions)	$912 - $922
Y/Y Growth	36% - 38%
Organic Y/Y Growth[2]	27% - 29%
Non-GAAP loss from operations (millions)	($40) - ($35)
Non-GAAP loss per share	($0.23) - ($0.20)
Non-GAAP basic shares outstanding (millions)	182

Conference Call Information
Twilio posted prepared remarks on its investor relations website at https://investors.twilio.com, and will host a Q&A conference call today, May 4, 2022, to discuss its first quarter 2022 financial results at 2:00 p.m. (PT) / 5:00 p.m. (ET). Investors and analysts should register for the call in advance by visiting https://conferencingportals.com/event/unKcrkys. A live webcast of the conference call, as well as a replay of the call, will be available on the investor relations website. Following the completion of the call through 11:59 p.m. (ET) on May 11, a replay will be available by dialing (800) 770-2030 (United States) or +1 (647) 362-9199 (non-U.S.) and entering passcode 80378.
Twilio uses its investor relations website, its Twitter feed (@twilio), and the Twitter feed of Twilio's Chief Executive Officer, Jeff Lawson (@jeffiel), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Today’s leading companies trust Twilio’s Customer Engagement Platform (CEP) to build direct, personalized relationships with their customers everywhere in the world. Twilio’s leading communications APIs enable companies to engage with their customers across voice, conversations, messaging, video and email. Twilio Segment, the leading Customer Data Platform, allows companies to create highly personalized interactions and automated customer profiles based on first-party data from multiple channels. Twilio enables companies to use communications and data to add intelligence to every step of the customer journey, from sales to marketing to growth, customer service and many more engagement use cases in a flexible, programmatic way. Across 180 countries, millions of developers and hundreds of thousands of businesses use Twilio to create magical experiences for their customers.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release include, but are not limited to, statements about: Twilio’s outlook for the quarter ending June 30, 2022, Twilio's annual revenue run rate based on first quarter results, Twilio's goals regarding delivering non-GAAP operating profitability beginning in 2023 and meeting annual growth rates and long-term non-GAAP gross margin targets, Twilio’s expectations regarding its products and solutions, including demand for its products and solutions based on macroeconomic trends and survey results, Twilio's expectations regarding business benefits and financial impacts from its acquisitions and from its partnerships and investments, including the associated transactions, Twilio's expectations regarding the impact of recent and future privacy changes on certain third party platforms on Twilio and its customers, and Twilio's ability to manage changes in network service provider fees that it pays in connection with the delivery of communications on its platform and the impact of those fees on gross margin. You should not rely upon forward-looking statements as predictions of future events.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: adverse changes in general economic or market conditions, including labor shortages, supply chain disruptions and inflation; changes in the market for communications; the impact of COVID-19 on Twilio and its customers and partners; Twilio’s ability to adapt its products to meet evolving market and customer demands and rapid technological change; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business; Twilio’s ability to generate sufficient revenues to achieve or sustain profitability; Twilio’s ability to retain customers and attract new customers; Twilio’s ability to effectively manage its growth; Twilio’s ability to compete effectively in an intensely competitive market; Twilio's ability to attract and retain qualified employees; Twilio's ability to successfully integrate its acquisitions and risks that the anticipated benefits of such acquisitions and partnerships and investments may not be fully realized or may take longer to realize than expected; Twilio's ability to close the transactions associated with
2Organic revenue growth guidance excludes revenue from acquisitions that closed after April 1, 2021 and estimated revenues from 10DLC A2P and related fees imposed by major U.S. carriers on Twilio’s core messaging business.

such partnerships and investments; the impact of recent and future privacy changes on certain third party platforms on Twilio and its customers; and Twilio's ability to manage changes in network service provider fees that it pays in connection with the delivery of communications on its platform and the impact of those fees on its gross margin.
The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2021 filed on February 22, 2022. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.
Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
Use of Non-GAAP Financial Measures
To provide investors and others with additional information regarding Twilio’s results, the following non-GAAP financial measures are disclosed:
Non‑GAAP Gross Profit and Non‑GAAP Gross Margin. For the periods presented, Twilio defines non‑GAAP gross profit and non‑GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non‑GAAP Operating Expenses. For the periods presented, Twilio defines non‑GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non‑GAAP Income (Loss) from Operations and Non‑GAAP Operating Margin. For the periods presented, Twilio defines non‑GAAP income (loss) from operations and non‑GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non-GAAP Tax Rate. Twilio utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items that can vary in size and frequency. The non-GAAP tax rate could be subject to change for a variety of reasons, including changes in tax laws and regulations, significant changes in Twilio’s geographic earnings mix, or other changes to Twilio’s strategy or business operations. Twilio re-evaluates its long-term non-GAAP tax rate as appropriate.
Non‑GAAP Net Income (Loss) Attributable to Common Stockholders and Non‑GAAP Net Income (Loss) Per Share Attributable to Common Stockholders, Basic and Diluted. For the periods presented, Twilio defines non-GAAP net income (loss) attributable to common stockholders and non‑GAAP net income (loss) per share attributable to common stockholders, basic and diluted, as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude, as applicable, certain expenses presented in the table below.
Twilio’s management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Twilio’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non‑GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similarly‑titled non‑GAAP measures used by other companies. Whenever Twilio uses a non-GAAP financial measure, a reconciliation is provided to the most closely applicable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
With respect to Twilio’s guidance as provided under “Outlook” above, Twilio has not reconciled its expectations as to non-GAAP income (loss) from operations to GAAP loss from operations or non-GAAP net income (loss) per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Operating Metrics
Twilio reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of Active Customer Accounts and Dollar-Based Net Expansion Rate.
Number of Active Customer Accounts. Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account.
Dollar-Based Net Expansion Rate. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio has historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when Twilio lowers usage prices on a product. As Twilio's customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, when Twilio identifies a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric. Twilio believes that measuring Dollar-Based Net Expansion Rate provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customers.
Twilio's Dollar-Based Net Expansion Rate compares the total revenue from all Active Customer Accounts in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, Twilio first identifies the cohort of Active Customer Accounts that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period. Revenue from acquisitions does not impact the Dollar-Based Net Expansion Rate calculation until the quarter following the one-year anniversary of the applicable acquisition, unless the acquisition closing date is the first day of a quarter.
Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$875,363	$589,988
Cost of revenue	450,292	291,684
Gross profit	425,071	298,304
Operating expenses:
Research and development	240,611	174,800
Sales and marketing	287,906	210,590
General and administrative	114,362	110,253
Total operating expenses	642,879	495,643
Loss from operations	(217,808)	(197,339)
Other expenses, net	(6,677)	(8,313)
Loss before benefit from (provision for) income taxes	(224,485)	(205,652)
Benefit from (provision for) income taxes	2,858	(890)
Net loss attributable to common stockholders	$(221,627)	$(206,542)

Net loss per share attributable to common stockholders, basic and diluted	$(1.23)	$(1.24)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	180,898,713	167,160,458

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of March 31,	As of December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,617,022	$1,479,452
Short-term marketable securities	3,606,290	3,878,430
Accounts receivable, net	406,736	388,215
Prepaid expenses and other current assets	201,142	186,131
Total current assets	5,831,190	5,932,228
Property and equipment, net	259,003	255,316
Operating right-of-use assets	225,951	234,584
Intangible assets, net	1,006,692	1,050,012
Goodwill	5,286,683	5,263,166
Other long-term assets	281,283	263,292
Total assets	$12,890,802	$12,998,598

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$93,389	$93,333
Accrued expenses and other current liabilities	433,668	417,503
Deferred revenue and customer deposits	139,671	140,389
Operating lease liability, current	53,094	52,325
Total current liabilities	719,822	703,550
Operating lease liability, noncurrent	201,354	211,253
Finance lease liability, noncurrent	22,053	25,132
Long-term debt, net	986,243	985,907
Other long-term liabilities	43,897	41,290
Total liabilities	1,973,369	1,967,132
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	181	180
Additional paid-in capital	13,343,554	13,169,118
Accumulated other comprehensive loss	(84,984)	(18,141)
Accumulated deficit	(2,341,318)	(2,119,691)
Total stockholders’ equity	10,917,433	11,031,466
Total liabilities and stockholders’ equity	$12,890,802	$12,998,598

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(221,627)	$(206,542)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	68,103	59,592
Non-cash reduction to the right-of-use asset	12,415	11,711
Net amortization of investment premium and discount	10,712	4,240
Amortization of debt discount and issuance costs	338	3,373
Stock-based compensation	155,275	137,155
Amortization of deferred commissions	12,626	5,630
Allowance for credit losses	2,558	1,985
Value of shares of Class A common stock donated to charity	4,232	9,405
Loss on extinguishment of debt	—	7,602
Other adjustments	(1,478)	3,089
Changes in operating assets and liabilities:
Accounts receivable	(19,623)	5,565
Prepaid expenses and other current assets	(14,176)	(29,912)
Other long-term assets	(27,399)	(15,232)
Accounts payable	1,247	(10,275)
Accrued expenses and other current liabilities	18,148	28,307
Deferred revenue and customer deposits	(1,453)	3,435
Operating lease liabilities	(13,058)	(12,053)
Other long-term liabilities	(4,415)	(2,570)
Net cash (used in) provided by operating activities	(17,575)	4,505
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired and other related payments	(27,682)	(66,926)
Purchases of marketable securities and other investments	(246,874)	(1,640,499)
Proceeds from sales and maturities of marketable securities	442,753	356,824
Capitalized software development costs	(10,250)	(10,434)
Purchases of long-lived and intangible assets	(6,980)	(4,986)
Net cash provided by (used in) investing activities	150,967	(1,366,021)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from public offerings, net of underwriters' discount and issuance costs	—	1,766,400
Payments of costs related to public offerings	(35)	(360)
Proceeds from issuance of senior notes due 2029 and 2031	—	987,500
Payment of debt issuance costs	—	(130)
Principal payments on debt and finance leases	(6,520)	(2,751)
Value of equity awards withheld for tax liabilities	(1,065)	(2,774)
Proceeds from exercises of stock options	11,727	11,564
Net cash provided by financing activities	4,107	2,759,449
Effect of exchange rate changes on cash, cash equivalents and restricted cash	27	(44)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	137,526	1,397,889
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	1,481,831	933,885
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$1,619,357	$2,331,774

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Gross profit	$425,071	$298,304
Gross margin	49%	51%
Non-GAAP adjustments:
Stock-based compensation	4,521	2,717
Amortization of acquired intangibles	30,636	26,342
Non-GAAP gross profit	$460,228	$327,363
Non-GAAP gross margin	53%	55%

Research and development	$240,611	$174,800
Non-GAAP adjustments:
Stock-based compensation	(79,369)	(56,959)
Amortization of acquired intangibles	(420)	—
Payroll taxes related to stock-based compensation	(6,178)	(10,729)
Non-GAAP research and development	$154,644	$107,112
Non-GAAP research and development as a % of revenue	18%	18%

Sales and marketing	$287,906	$210,590
Non-GAAP adjustments:
Stock-based compensation	(47,586)	(41,636)
Amortization of acquired intangibles	(20,403)	(18,694)
Payroll taxes related to stock-based compensation	(3,830)	(7,349)
Non-GAAP sales and marketing	$216,087	$142,911
Non-GAAP sales and marketing as a % of revenue	25%	24%

General and administrative	$114,362	$110,253
Non-GAAP adjustments:
Stock-based compensation	(23,799)	(35,843)
Amortization of acquired intangibles	(7)	(115)
Acquisition-related expenses	(660)	(2,764)
Charitable contributions	(4,232)	(9,405)
Payroll taxes related to stock-based compensation	(1,210)	(2,093)
Non-GAAP general and administrative	$84,454	$60,033
Non-GAAP general and administrative as a % of revenue	10%	10%

Loss from operations	$(217,808)	$(197,339)
Operating margin	(25)%	(33)%
Non-GAAP adjustments:
Stock-based compensation	155,275	137,155
Amortization of acquired intangibles	51,466	45,151
Acquisition-related expenses	660	2,764
Charitable contributions	4,232	9,405
Payroll taxes related to stock-based compensation	11,218	20,171
Non-GAAP income from operations	$5,043	$17,307
Non-GAAP operating margin	1%	3%

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss attributable to common stockholders	$(221,627)	$(206,542)
Non-GAAP adjustments:
Stock-based compensation	155,275	137,155
Amortization of acquired intangibles	51,466	45,151
Acquisition-related expenses	660	2,764
Charitable contributions	4,232	9,405
Payroll taxes related to stock-based compensation	11,218	20,171
Amortization of debt discount and issuance costs	338	3,373
Income tax benefit related to acquisition	(1,137)	(366)
Provision for income tax effects related to Non-GAAP adjustments **	—	(1,465)
Non-GAAP net income attributable to common stockholders	$425	$9,646
Non-GAAP net income attributable to common stockholders as a % of revenue	—%	2%

Net loss per share attributable to common stockholders, basic and diluted*	$(1.23)	$(1.24)
Non-GAAP adjustments:
Stock-based compensation	0.84	0.76
Amortization of acquired intangibles	0.28	0.25
Acquisition-related expenses	—	0.02
Charitable contributions	0.02	0.05
Payroll taxes related to stock-based compensation	0.06	0.11
Amortization of debt discount and issuance costs	—	0.02
Income tax benefit related to acquisition	(0.01)	—
Provision for income tax effects related to Non-GAAP adjustments **	—	(0.01)
Dilutive securities	0.04	0.09
Non-GAAP net income per share attributable to common stockholders, diluted	$—	$0.05

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	180,898,713	167,160,458

Effect of dilutive securities (stock options, restricted stock units and convertible debt)	3,615,224	13,442,439

Non-GAAP weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders, diluted	184,513,937	180,602,897

* Some columns may not add due to rounding

** In 2021 represents the tax effect of the non-GAAP adjustments based on the estimated non-GAAP tax rate of 22%.

CONTACT:
Investor Contact:
Bryan Vaniman
ir@Twilio.com

or

Media Contact:
Carolyn Bos
press@Twilio.com